Exhibit 10.2
INTELLECTUAL PROPERTY SECURITY AGREEMENT
This Intellectual Property Security Agreement is entered into as of May 18, 2007 by and between COMERICA BANK (“Bank”) and Auriga Laboratories, Inc., a Delaware corporation (“Grantor”).
RECITALS
A. Bank has agreed to make certain advances of money and to extend certain financial accommodations to AURIGA LABORATORIES, INC. (“Borrower”) the Parent company of Grantor, in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Borrower dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement).
B. Pursuant to the terms of that certain Third Party Security Agreement dated of even date herewith (the “Third Party Security Agreement”), Grantor has granted to Bank a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral and pursuant to the terms of that certain Unconditional Guaranty of even date herewith (the “Guaranty”), Grantor has guarantied the performance of all of Borrower’s Obligations under the Loan Agreement.
C. Bank is willing to make the Loans to Borrower, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantor under the Guaranty and the Third Party Security Agreement.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Third Party Security Agreement and the Guaranty and all other agreements now existing or hereafter arising between Grantor and Bank, Grantor hereby represents, warrants, covenants and agrees as follows:
AGREEMENT
To secure its obligations under the Third Party Security Agreement, the Guaranty and under any other agreement now existing or hereafter arising between Grantor and Bank, Grantor grants and pledges to Bank a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.
This security interest is granted in conjunction with the security interest granted to Bank under the Third Party Security Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Third Party Security Agreement, the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Third Party Security Agreement, the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Third Party Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

Grantor represents and warrants that Exhibits A, B, and C attached hereto set forth any and all intellectual property rights in connection to which Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.
This term of this Agreement and the security interests granted herein shall be coterminous with the term of the security interests granted in the Loan Agreement.
This Agreement shall be governed and construed in accordance with the laws of the State of California.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.
IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

Address of Grantor:	Auriga Laboratories, Inc.

2029 Century Park East, Suite 1130
Los Angeles, CA 90067	By:

Attn: Chief Executive Officer	Name & Title:	Philip S. Pesin, Chief Executive Officer

BANK:

Address of Bank:	COMERICA BANK

75 East Trimble Road, M/C 4770	By:
San Jose, California 95131
Attn: Manager	Title:

EXHIBIT A
Copyrights

Registration
Description	Number	Registration Date

EXHIBIT B
Patents

Patent Application
Description	No./Issued Patent No.	Date

EXHIBIT C
Trademarks

	Registration/	Registration/
Description	Application Number	Application Date